                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-27141) of IOS Capital, Inc. and in the related Prospectus of our report dated November 3, 1998 (except for Note 9 as to which the date is December 11, 1998), with respect to the financial statements of IOS Capital, Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 1998.

                                                  /s/ Ernst & Young LLP
                                        ----------------------------------------

Philadelphia, Pennsylvania
December 23, 1998